0 (OTC QB: SOUL) 2014

TICKER: SOUL CONFIDENTIAL: This document contains proprietary trade secrets of Soul and Vibe Interactive Inc. © 2014 Soul and Vibe Interac tiv e Inc. Soul and Vibe is a registered trademark of Soul and Vibe Entertainment, LLC and is used under license. All rights reserved. Safe Harbor Statement This presentation contains information that constitutes forward - looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 . Any such forward - looking statements involve risks and uncertainties that could cause actual results to differ materially from any future results described within the forward - looking statements . Risk factors that could contribute to such differences include those matters more fully disclosed in the Company ' s reports filed with the Securities and Exchange Commission . The forward - looking information provided herein represents the Company ' s estimates as of the date of the presentation, and subsequent events and developments may cause the Company ' s estimates to change . The Company specifically disclaims any obligation to update the forward - looking information in the future . Therefore, this forward - looking information should not be relied upon as representing the Company ' s estimates of its future financial performance as of any date subsequent to the date of this presentation . 1

TICKER: SOUL CONFIDENTIAL: This document contains proprietary trade secrets of Soul and Vibe Interactive Inc. © 2014 Soul and Vibe Interac tiv e Inc. Soul and Vibe is a registered trademark of Soul and Vibe Entertainment, LLC and is used under license. All rights reserved. Company Overview Soul and Vibe Interactive Inc. ( OTC QB: SOUL ) is a developer and publisher of video and computer games for consoles (Xbox and PlayStation platforms), mobile devices (Apple iOS , Android, and Windows platforms ), PCs / Macs, and social media platforms (Facebook). The Company has several strategic and valuable contractual agreements, including a licensing agreement with General Mills ( NYSE:GIS ) to publish sports games based on the Wheaties brand and games - related content based on General Mills' world - renowned food mascots such as Lucky the Leprechaun ( Lucky Charms) and the Trix Rabbit (Trix ). Soul and Vibe is one of only an estimated 60 companies in the world licensed by Microsoft to publish content on Xbox. Sony has also licensed Soul and Vibe to publish content on the PlayStation platform. Soul and Vibe was founded, and is led, by an industry veteran who has launched over 200 video games. 2

Investment Highlights

- In 2010, the digital game market was $56 billion. It is projected to reach $82 billion by 2015 (PricewaterhouseCoopers).
- One of only an estimated 60 companies licensed to publish for Microsoft's Xbox platform. $18.5 billion+ worth of Xbox games have sold since 2005.
- In January 2014, Microsoft announced it had sold 4 million units of its new Xbox One® console during holiday 2013. Combined sales of Xbox 360® and Xbox One® consoles outsold every other gaming platform during December 2013.
- Licensed developer and publisher for Sony's PlayStation® platform, $38+ billion worth of PlayStation 3 games have sold since 2006.
- In February 2014, Sony announced it had sold 6 million units of its new PlayStation 4 console, worldwide.



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CONFIDENTIAL: This document contains proprietary trade secrets of Soul and Vibe Interactive Inc. © 2014 Soul and Vibe Interactive Inc. Soul and Vibe is a registered trademark of Soul and Vibe Entertainment, LLC and is used under license. All rights reserved.

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TICKER: SOUL CONFIDENTIAL: This document contains proprietary trade secrets of Soul and Vibe Interactive Inc. © 2014 Soul and Vibe Interac tiv e Inc. Soul and Vibe is a registered trademark of Soul and Vibe Entertainment, LLC and is used under license. All rights reserved. Investment Highlights Agreement to create content based on General Mills properties. Developing Proprietary Games and Copyrighted IP. CEO has launched over 200 games. Core distribution strategy is digital, direct - to - consumer sales, and cross - platform compatibility with connectivity to social media platforms. 4

TICKER: SOUL CONFIDENTIAL: This document contains proprietary trade secrets of Soul and Vibe Interactive Inc. © 2014 Soul and Vibe Interac tiv e Inc. Soul and Vibe is a registered trademark of Soul and Vibe Entertainment, LLC and is used under license. All rights reserved. “Video games will be the fastest - growing and most exciting form of media over the next decade.” -- The Economist , December 10, 2011 PricewaterhouseCoopers (“PwC”) reports consumer spending on console, mobile, and personal computer game software is projected to reach $82 billion by 2015. • Looking back at 2010: Revenues topped $56 billion; • More than 2X the size of the music industry; • Almost 1/4 more than what is earned by the global magazine business; • Nearly 3/5 the size of the entire film industry (including Blu - Ray/DVD sales and box - office receipts ). 5 Game Industry: Market Size | User Trends

TICKER: SOUL CONFIDENTIAL: This document contains proprietary trade secrets of Soul and Vibe Interactive Inc. © 2014 Soul and Vibe Interac tiv e Inc. Soul and Vibe is a registered trademark of Soul and Vibe Entertainment, LLC and is used under license. All rights reserved. “The stereotypical image of the gamer… is no longer accurate, if it ever was.” -- The Economist , December 10, 2011 North America snapshot : American consumers spent over $14B on games in ‘ 12, with the lion ' s share of revenue dedicated to console. • The average age of game players in the U.S. is 38 – 40; • 42% of the U.S. gaming audience is female; • 72% of U.S. households play games (mobile, console, or computer); • The first video - gaming generation is entering middle age; 1 in 3 adults over 50 play games. * Newer devices and peripherals, such as Xbox Kinect , target families, female players, and “ under 12.” Social media platforms and casual games target “ new adopters” or “mature” players, broadening game demographics. * The Entertainment Software Association (ESA). 6 Game Industry: Market Size | User Trends

TICKER: SOUL CONFIDENTIAL: This document contains proprietary trade secrets of Soul and Vibe Interactive Inc. © 2014 Soul and Vibe Interac tiv e Inc. Soul and Vibe is a registered trademark of Soul and Vibe Entertainment, LLC and is used under license. All rights reserved. The global video gaming industry is predicted to record 9% yearly growth. - Business Insights . Sales revenues are receiving ever increasing contributions from digital downloads, game content subscription services, social network games, and “App” sales as opposed to strictly retail sales. In 2012, sales of game downloads, game “Apps,” and various games played over social networks and “consumables” earned approximately $18 billion in revenue . Mobile is the fastest - growing segment of the market, with revenue set to nearly double between 2013 and 2015 from $13.2 billion to $22 billion. - Gartner . Soul and Vibe is a multi - platform and cross - platform developer/publisher, which matches user trends. 7 Game Industry: Market Size | User Trends

TICKER: SOUL CONFIDENTIAL: This document contains proprietary trade secrets of Soul and Vibe Interactive Inc. © 2014 Soul and Vibe Interac tiv e Inc. Soul and Vibe is a registered trademark of Soul and Vibe Entertainment, LLC and is used under license. All rights reserved. Multiple Platforms Supported 8 “If there is a platform out there …. we will support it.” -- Peter Anthony Chiodo (“Tony”) Soul and Vibe is a multi - platform and cross - platform developer/publisher:

TICKER: SOUL CONFIDENTIAL: This document contains proprietary trade secrets of Soul and Vibe Interactive Inc. © 2014 Soul and Vibe Interac tiv e Inc. Soul and Vibe is a registered trademark of Soul and Vibe Entertainment, LLC and is used under license. All rights reserved. Revenue Model Any one game property can generate multiple revenue streams…. 9 Video Game Franchise Revenue Mobile Version of Game “Smart Glass” Support Console Version of Game PC/Mac Downloadable Version of Game Licensed Products Toys, Books, Building Kits, Apparel TV / Movie Licensing Avatar Apparel and Costumes “Expansions” Premium Downloadable Content “PDLC” (All Platforms) Mobile “Companion App” That Expands Game Franchise

Management

Chief Executive Officer: Peter Anthony Chiodo ("Tony")



- Over 23 years of experience in the video and computer games industry as an award winning Director of Product Development and Producer. Launched 200+ games.
- Negotiated licensing agreements with General Mills, Burton, Sprint, Roxy, Oakley, and more.
- Created and implemented a development process that resulted in the release of 100+ frontline and "casual" games over four years. Became the #6 publisher of Nintendo compatible games.
- Led a studio whose products secured a capital raise of $12 million – the 2nd largest raise in the industry during 2006.
- Managed production management staff and development teams of over 30 people.
- Produced/co-designed the critically acclaimed ***Stoked: Big Air*** snowboarding series (Xbox 360) and the million-unit selling title, ***Summer Sports: Paradise Island*** (Nintendo Wii).
- Managed development of training tools/simulation center "serious games" for the United States Marine Corps ("USMC") and the Defense Advanced Research Projects Agency ("DARPA").
- Production consultant to SiMCare Health and Vital Sims, LLC, software companies that develop "serious games" medical simulations for the continuing education of physicians and nurses.


XBOX 360
StokEd
XBOX 360
BIG AIR EDITION
STOKED
Wii
SUMMER SPORTS

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CONFIDENTIAL: This document contains proprietary trade secrets of Soul and Vibe Interactive Inc. © 2014 Soul and Vibe Interactive Inc.
Soul and Vibe is a registered trademark of Soul and Vibe Entertainment, LLC and is used under license. All rights reserved.

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Previous Games Launched by SOUL CEO

Case Studies	Summer Sports: Paradise Island	World War II Aces	John Deere: Harvest in the Heartland
Genre	Sports	Action-Shooter	Family
Development Cost	$400,000	$165,000	$250,000
Cumulative Revenues	$9,000,000	$3,700,000	$3,900,000
Product Price	$39.99	$39.99	$29.99
Development Time	12 months	12 months	12 months
Release Territories	North America Europe	North America	North America Europe

TICKER: SOUL
CONFIDENTIAL: This document contains proprietary trade secrets of Soul and Vibe Interactive Inc. © 2014 Soul and Vibe Interactive Inc.
Soul and Vibe is a registered trademark of Soul and Vibe Entertainment, LLC and is used under license. All rights reserved.
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Strategic Advisory Board

Board Member: Jamie King

- Co-Founder and VP of Product Development at Rockstar Games, the video game developer and publisher best known for the multi-million unit selling game franchises such as *Grand Theft Auto*, *Max Payne*, *Red Dead* and *Manhunt*.
- Director of Development at Take Two Interactive, one of the largest publicly traded video game publishers.

Board Member: Michael Bolden

- Strategy-oriented executive, currently serving as Development Director at Larva Game Studios where he leads a team of 50 artists and programmers and manages the development of original IP.
- Was behind the launch of Beyond Digital, a multimedia studio that launched Critical Moves USA, one of the largest motion capture stages in the Midwest.


grand
theft
auto


MAX PAYNE 3


RED
DEAD

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CONFIDENTIAL: This document contains proprietary trade secrets of Soul and Vibe Interactive Inc. © 2014 Soul and Vibe Interactive Inc.
Soul and Vibe is a registered trademark of Soul and Vibe Entertainment, LLC and is used under license. All rights reserved.
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Strategic Advisory Board

Board Member: Erik Stein

- Co-Founder of Gameblend Studios, former Hasbro Interactive Producer, and technical expert.
- Extensive background in design and production management and has produced video games based on top-tier licensed-brands that includes, but is not limited to, *Star Wars*, *Lord of the Rings*, *Playskool*, and *Trivial Pursuit*.

Board Member: Scott Balaban

- Co-Founder of Gameblend Studios and former Hasbro Interactive Senior Game and Toy Designer, who has expertise integrating software-based digital game play with physical toys.
- Created immersive experiences around proprietary IP and top-tier licensed brands that include *Star Wars*, *Harry Potter*, *Lord of the Rings*, *The Princess Bride*, and several Nickelodeon and Disney properties.


Princess Bride

TICKER: SOUL
CONFIDENTIAL: This document contains proprietary trade secrets of Soul and Vibe Interactive Inc. © 2014 Soul and Vibe Interactive Inc.
Soul and Vibe is a registered trademark of Soul and Vibe Entertainment, LLC and is used under license. All rights reserved.
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TICKER: SOUL CONFIDENTIAL: This document contains proprietary trade secrets of Soul and Vibe Interactive Inc. © 2014 Soul and Vibe Interac tiv e Inc. Soul and Vibe is a registered trademark of Soul and Vibe Entertainment, LLC and is used under license. All rights reserved. Product Pipeline: Three Core Pillars 14 Licensed Brands Branded games and content from General Mills and other licensed brands. Proprietary IPs Games, etc. “Pick - Ups” Acquiring and releasing pick - ups to generate turn - key revenues.

TICKER: SOUL CONFIDENTIAL: This document contains proprietary trade secrets of Soul and Vibe Interactive Inc. © 2014 Soul and Vibe Interac tiv e Inc. Soul and Vibe is a registered trademark of Soul and Vibe Entertainment, LLC and is used under license. All rights reserved. CEO was approached by General Mills to develop licensed content based on General Mills properties. General Mills (NYSE:GIS) is one of the largest branded packaged foods companies in the world. Company has an agreement to create Wheaties branded sports - games. Plan calls for cross - promotion of Soul and Vibe’s General Mills IP - branded games online, across General Mills ’ social media presence, and on food packaging, including cereal boxes. Soul and Vibe is also licensed to develop and publish game - related content that includes virtual apparel and costumes for Avatars based on globally recognized General Mills cereal and food - product mascots such as Lucky the Leprechaun, the Trix Rabbit, the Pillsbury Dough Boy, the Honey Nut Cheerios Bee, Count Chocula, Frankenberry, Boo Berry, the Green Giant, and many more. First time General Mills has licensed its brands for video game application: Soul and Vibe is the only company with this right. Relationship with General Mills 15

TICKER: SOUL CONFIDENTIAL: This document contains proprietary trade secrets of Soul and Vibe Interactive Inc. © 2014 Soul and Vibe Interac tiv e Inc. Soul and Vibe is a registered trademark of Soul and Vibe Entertainment, LLC and is used under license. All rights reserved. Product Pipeline: Licensed Properties Licensed brand games have instant recognition with customers to drive faster revenue growth. Licensors support the Company through cross - promotions. “The Wheaties Challenge” (working title): An adrenaline - charged arcade sports compilation for console, mobile, and PC/Mac with support for social network connectivity. Play as your Avatar against other Avatars in a diverse set of 6 sports. The game promotes family health and wellness, is sponsored by General Mills, and features Wheaties as its signature brand. Our General Mills license includes the rights to publish games - related content based on a world - renowned cast of breakfast cereal and food - product mascot characters. Our license is a games industry first. It ' s never been done! We are General Mills ’ partner in the “interactive” market. 16

Product Pipeline: Licensed Properties

In a shareholder letter dated November 27, 2013:

- *"Soul and Vibe has nearly completed negotiations with an additional "mass market" global brand that will greatly expand our roster of licensed-brand publishing opportunities across console, mobile, and personal computer platforms."*
- Our negotiations with this global brand were completed during the week of March 3, 2014 and the company anticipates to release a formal announcement about the new partner in Q1, 2014.
- By creating and marketing fun and exciting games that leverage popular characters and brands, we will offer content that appeals to mass audiences through both direct-to-consumer sales and multiple distribution channels and hardware platforms.



November 27, 2013

Dear Soul and Vibe Shareholders,

I would like to extend a thank you to all of our shareholders, including my personal friends and family members who have invested in our Company's success, for the continued support of and interest in Soul and Vibe Interactive Inc. (OTCQB: SOUL). As we head into the 2013 holiday season, I want to take this opportunity to wish each of you well and to share details on our Company's recent growth. Building upon my most recent shareholder letter dated July 8th, 2013, please know that we are continually working hard to drive solid success in the ever-expanding $56 billion video and computer games industry. We believe this success will increase shareholder value.

The third quarter, and the first month of fourth quarter 2013, proved to be very exciting for Soul and Vibe. During these months we continued to achieve significant milestones that have contributed to our growth and have expanded our already impressive array of opportunities. I am very excited about our publishing opportunities and corporate growth potential going forward. I am grateful for the opportunity to share details on our achievements within this letter.

Investment in Soul and Vibe

In July of 2013, the Company completed a "Friends and Family" round of investment. The Company and I wish to thank each of these investors for their support. Details about our "Friends and Family" round were the subject of an 8K filing in the month of August 2013. In addition, in October 2013, the Company completed an investment transaction with a financial institution. Details about this institutional investment were the subject of an 8K filing during the week of October 21st, 2013.

The capital raised has helped Soul and Vibe pursue business opportunities and product acquisitions that are expected to lead to revenue generation starting in the first quarter of 2014. In the coming weeks the Company plans to begin sharing official details about our forthcoming product lineup in the form of product announcements. These product announcements will take place through official press releases and across social media networks. For your reference, our Company's official Facebook page is www.facebook.com/soulandvibe. Our announcements will target two specific demographics: 1.) Gamers and the video and computer games industry media, and 2.) Business and financial sectors. Both of these demographics are of vital importance to our Company's continued success and we look forward to sharing news about our exciting product lineup.

In July and August 2013, to increase the ownership stake of all our common stockholders, I personally cancelled 64,459,292 shares of my common stock. The Company also completed a 1-for-3 reverse split of its common stock in an effort to create a more attractive capital markets profile. The Company is continuing to pursue capital with which it can expand its operations and drive an increase in shareholder value. We believe our forthcoming product announcements and impressive array of opportunities will increase shareholder value.

Strategic Relationship with Larva Game Studios

On July 31st 2013, the Company announced it had signed an Agreement with **Larva Game Studios**, one of the largest, fastest growing, and most reputable development studios in Mexico and Latin America. Founded in 2007, Larva Game Studios specializes in console and PC game development, mobile game and app development, and art outsourcing. The announcement noted that Larva would develop two new video game

1

TICKER: SOUL
CONFIDENTIAL: This document contains proprietary trade secrets of Soul and Vibe Interactive Inc. © 2014 Soul and Vibe Interactive Inc.
Soul and Vibe is a registered trademark of Soul and Vibe Entertainment, LLC and is used under license. All rights reserved.
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TICKER: SOUL CONFIDENTIAL: This document contains proprietary trade secrets of Soul and Vibe Interactive Inc. © 2014 Soul and Vibe Interac tiv e Inc. Soul and Vibe is a registered trademark of Soul and Vibe Entertainment, LLC and is used under license. All rights reserved. General Mills Cross - Promotion 18 General Mills, Our Licensor and Marketing/Publicity Partner: Cereal Box Cover Placement. General Mills has proposed that our game ' s logo could be featured on the covers of 3 to 5 million Wheaties boxes during the game ' s launch window. Social Network Integration. Soul and Vibe ’ s social network presence for “ The Wheaties Challenge ” will be supported by General Mills ’ social network presence for Wheaties and other “ Big G ” products. Retail Promotion. Under discussions with General Mills to cross - promote the title at retail at “big box stores” that carry food (i.e., Target and Wal - Mart). Contest: Under discussions with General Mills to potentially feature a gameplay contest in which the real - world winner is featured (alongside his/her Avatar) on a real - world Wheaties box. Monetized Product Support For Additional Revenue: • Premium Downloadable Content (PDLC): New sports (in pre - existing venues) and/or new sports in new venues. An initial “ sports pack ” will launch within “ 30 days ” of game release. We intend to launch a new “ sports pack ” every 30 to 60 days [recurring]; • Avatar Apparel and Costumes: Periodically and seasonally released General Mills branded collections of Avatar apparel, and props: Mascot costumes, Wheaties athletic gear, logo shirts, hoodies, hats, and “ cereal sidekicks. ”

TICKER: SOUL CONFIDENTIAL: This document contains proprietary trade secrets of Soul and Vibe Interactive Inc. © 2014 Soul and Vibe Interac tiv e Inc. Soul and Vibe is a registered trademark of Soul and Vibe Entertainment, LLC and is used under license. All rights reserved. Product Pipeline: Proprietary Games 19 Building a portfolio of original Soul and Vibe games Copyrighted original IP builds Company assets and enables our properties to be licensed and exploited in areas outside of games: • Licensed products and accessories • TV/Movie franchise opportunities Each supports digitally distributed Avatar costumes, apparel, and props, monetized content ”consumables,” and social media connectivity.

TICKER: SOUL CONFIDENTIAL: This document contains proprietary trade secrets of Soul and Vibe Interactive Inc. © 2014 Soul and Vibe Interac tiv e Inc. Soul and Vibe is a registered trademark of Soul and Vibe Entertainment, LLC and is used under license. All rights reserved. Larva Game Studios Strategic Relationship On July 30, 2013, Soul and Vibe Interactive Inc. entered into an Agreement with Larva Game Studios , one of the most recognized and established studios in Latin America, to develop two new video game properties for the Soul and Vibe label. As per the Agreement, Soul and Vibe Interactive Inc. and Larva Game Studios will: Jointly develop Grimwhiskers , an original Soul and Vibe intellectual property (“IP”) for console, mobile, and personal computer platforms. Grimwhiskers is a pirate - themed adventure game slated for release in 2015. Develop Last Day On Earth (“ L.D.O.E. ”), an original Larva IP for console and personal computer platforms. L.D.O.E. is a sci - fi shooter slated for release in 2015. A teaser trailer for Last Day On Earth is viewable on the game’s site, www.ldoegame.com . 20

TICKER: SOUL CONFIDENTIAL: This document contains proprietary trade secrets of Soul and Vibe Interactive Inc. © 2014 Soul and Vibe Interac tiv e Inc. Soul and Vibe is a registered trademark of Soul and Vibe Entertainment, LLC and is used under license. All rights reserved. Larva Game Studios Strategic Relationship Grimwhiskers and Last Day On Earth will be developed for USD $2M (cumulative ) : Larva has secured $1M from Mexican investors and government incentives. Soul and Vibe will match $ 1M ; Larva will earn a 30% per unit royalty based on “Net Revenues” (received payments for units sold less Cost of Goods S old) once Soul and Vibe recoups its $1M. 21 Strategic Relationship Benefits: Soul and Vibe will have a physical office presence within Larva , which will allow Soul and Vibe to: Attract further investment (via Larva ) from Mexican investors and Mexican government incentive programs, allowing Soul and Vibe to enjoy reduced development costs for future projects; Directly access “Pick - Up” product acquisition opportunities throughout Latin America; Directly access sales, distribution, and marketing channels within the rapidly emerging Latin American market.

TICKER: SOUL CONFIDENTIAL: This document contains proprietary trade secrets of Soul and Vibe Interactive Inc. © 2014 Soul and Vibe Interac tiv e Inc. Soul and Vibe is a registered trademark of Soul and Vibe Entertainment, LLC and is used under license. All rights reserved. Last Day On Earth blends the gripping action of a 3 rd Person shooter with the strategic “build and defend” play mechanics of a tower defense game. Designed to appeal to teen and mature gamers, Last Day On Earth is set in the year is 2022. Our planet faces a looming catastrophe. An alien race known as The Hive has successfully breached the defenses of each developed nation and seeks to eradicate mankind . Survivors must protect the last bastion on Earth, the island of Utopia . Developed for consoles and personal computers . An original property from Larva Game Studios that will be distributed digitally and possibly at retail as well. 22

TICKER: SOUL CONFIDENTIAL: This document contains proprietary trade secrets of Soul and Vibe Interactive Inc. © 2014 Soul and Vibe Interac tiv e Inc. Soul and Vibe is a registered trademark of Soul and Vibe Entertainment, LLC and is used under license. All rights reserved. Grimwhiskers Grimwhiskers takes players into the heart of the Caribbean with a band of misfit pirates who are on a quest to recover their most prized possession, their ship, from a diabolical, and seemingly smarter, enemy. Set against a backdrop of voodoo and magical lore, up to four players simultaneously draw weapons and run, jump, tumble, climb, swing, board, swim, and war - cry their way to fortune and glory. Developed for consoles, mobile devices, and personal computers. A proprietary Soul and Vibe property that will be digitally distributed. 23

TICKER: SOUL CONFIDENTIAL: This document contains proprietary trade secrets of Soul and Vibe Interactive Inc. © 2014 Soul and Vibe Interac tiv e Inc. Soul and Vibe is a registered trademark of Soul and Vibe Entertainment, LLC and is used under license. All rights reserved. Product Pipeline: Pick - Ups Pick - Ups are g ames created by independently owned and operated software developers who are in need of a licensed publisher to promote and bring them to market. Pick - Ups are available either partially or 100% developed. Pick - Ups are acquired for a flat fee or combination of an initial fee plus back - end royalty payments. Opportunistic Pick - Ups are beneficial for Soul and Vibe as they represent additional revenue generating product releases that can be scheduled for the gaps between the Company ’ s “ from scratch ” developments. Pick - Ups give the Company a steady stream of game releases and more evenly distribute revenue across the fiscal year. Pick - Ups will dominate the Company ’ s release schedule in 2014 as the initial “ from scratch ” projects are developed. 24

Timeless Gems (Cross-Platform Play)

- Our first Pick-Up is ***Timeless Gems***, an innovative "match-3" puzzler that's wrapped in a board game. Your favorite storybooks come alive! Match gems, power up, connect and play on Facebook, and out-adventure your friends! **Available now (worldwide)** on Facebook and Apple iOS and on Android as a *Beta* in Canada and the Netherlands.



"The charm and gameplay chops to bring in people for whom Candy Crush is starting to go stale."
- Game Informer
TIMELESS GEMS



GET THE DROP ON THE WICKED WITCH
MATCH
20
BUCKETS
BATTLE LEGENDARY VILLAINS!

- Free to play with consumable transactions built into the game (like *Candy Crush*).
- Mobile versions synch with Facebook.
- Shipped with *Alice's Adventures in Wonderland* and *The Wonderful Wizard of Oz*. Robust schedule of expansion downloadable content is locked down.

TICKER: SOUL
CONFIDENTIAL: This document contains proprietary trade secrets of Soul and Vibe Interactive Inc. © 2014 Soul and Vibe Interactive Inc.
Soul and Vibe is a registered trademark of Soul and Vibe Entertainment, LLC and is used under license. All rights reserved.
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TICKER: SOUL CONFIDENTIAL: This document contains proprietary trade secrets of Soul and Vibe Interactive Inc. © 2014 Soul and Vibe Interac tiv e Inc. Soul and Vibe is a registered trademark of Soul and Vibe Entertainment, LLC and is used under license. All rights reserved. Digital Distribution Our games will be digitally distributed. Digital distribution benefits include: Significantly reduced COGS and hardware platform royalties means a higher percentage of retained revenue, per unit sold, for the Company relative to the price point. No physical inventory to manufacture, maintain, insure, or recoup and no distributor/retailer management. Low consumer price points are a good fit for “impulse buy” tendencies ($14.99 vs. $59.99) as well as “ F reemium” (or “Free - To - Play”) games with built - in monetized content. 26 Select licensed - brand games may be released at retail, allowing the Company to take advantage of cross - promotional opportunities with strategic partners (for example, General Mills)

Monetization: Maximizing Sales Revenue

- **Micro-transactions**: Players can purchase in-game "consumable" content that helps them progress, such as "extra lives," time-elapse performance "boosters," and more. Separately sold packages of Premium Downloadable Content ("PDLC") expand each game's play experience by adding new levels, puzzles, and consumable items. **Micro-transactions and PDLC create *additional* revenue streams beyond game sales.**

- **Marketing Networks**: By supporting marketing and promotional networks such as ***Facebook***, ***Chartboost***, ***Playhaven***, and ***Motive Interactive***, Soul and Vibe acquires users through direct-marketing. The Company also earns marketing revenue from the networks by supporting ads for *other* apps within our games.

- **Multi-Platform and Cross-Platform**: Starting with mobile, our games will be released on Apple iOS and Android and may be ported to Windows-based mobile devices, as appropriate. Game synch with ***Facebook*** for social interactions between players increases the user base, which drives additional monetization.


COMING SOON!
THE NEXT BOOK IN THE TIMELESS GEMS LIBRARY WILL BE REVEALED SOON!
WATCH FOR UPDATES!


FABLE FURY
UNIQUE CHARACTER POWER-UP THAT DESTROYS A GEM OF YOUR CHOOSING, INCLUDING THOSE AROUND IT.

TICKER: SOUL
CONFIDENTIAL: This document contains proprietary trade secrets of Soul and Vibe Interactive Inc. © 2014 Soul and Vibe Interactive Inc. Soul and Vibe is a registered trademark of Soul and Vibe Entertainment, LLC and is used under license. All rights reserved.
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TICKER: SOUL CONFIDENTIAL: This document contains proprietary trade secrets of Soul and Vibe Interactive Inc. © 2014 Soul and Vibe Interac tiv e Inc. Soul and Vibe is a registered trademark of Soul and Vibe Entertainment, LLC and is used under license. All rights reserved. Monetization: Maximizing Sales Revenue Facebook Integration : Stuck? Need help from a friend? Each game can connect to your Facebook account. Request or grant “extra lives,” performance “boosters,” and more, to/from your Facebook friends. User Analytics : A back - end analytics program tracks user behavior, allowing Soul and Vibe to be responsive to its customers’ play and purchase patterns. Is a level too hard? Through analytics analysis the difficulty can be reduced and an update sent to the community via download. Do players favor consumables that temporarily boost their scores? On - the - fly, we can increase the number of offerings available through micro - transactions or adjust the pricing of current consumables to better complement how users spend money . Avatar Collections : Digitally distributed collections of virtual apparel and costumes for Avatars are revenue generating marketing vehicles for the game to which they are attached. Each unit of virtual apparel and costumes is a marketing impression within a player’s online community. 28

TICKER: SOUL CONFIDENTIAL: This document contains proprietary trade secrets of Soul and Vibe Interactive Inc. © 2014 Soul and Vibe Interac tiv e Inc. Soul and Vibe is a registered trademark of Soul and Vibe Entertainment, LLC and is used under license. All rights reserved. Equity Snapshot As of March 4, 2014 Ticker on OTCQB: SOUL Share Price: $0.44 Market Cap: $7 Million* Shares Outstanding : 17.7 Million 52 Week Range: $0.17 - $4.89 (1:3 reverse split) Avg. 90 - Day Trading Volume: 557,047 Insider Ownership: 94% (as of January 24, 2014) 29 Data sources from Yahoo Finance * Market cap computed using 3/ 4/ 14 closing price of $ 0.440 and 17,762,407 million shares outstanding

TICKER: SOUL CONFIDENTIAL: This document contains proprietary trade secrets of Soul and Vibe Interactive Inc. © 2014 Soul and Vibe Interac tiv e Inc. Soul and Vibe is a registered trademark of Soul and Vibe Entertainment, LLC and is used under license. All rights reserved. Financial Projections: Sample Project 30

TICKER: SOUL CONFIDENTIAL: This document contains proprietary trade secrets of Soul and Vibe Interactive Inc. © 2014 Soul and Vibe Interac tiv e Inc. Soul and Vibe is a registered trademark of Soul and Vibe Entertainment, LLC and is used under license. All rights reserved. Industry Comparison 31 Name Country Ticker Symbol Market Cap P/S P/B P/E Key Games Majesco Entertainment USA COOL $23.46 M 0.5 1.18 N/A Zumba Fitness BloodRayne The9 Limited China NCTY $67.09 M 2.7 0.55 N/A World of Fighter ShenXianZhuan Glu Mobile USA GLUU $388 M 3.72 8.44 N/A Big Time Gangsta Blood & Glory Ubisoft France UBSFY $1.58 B 0.98 1.57 34.43 Assassin's Creed Take - Two Interactive Software USA TTWO $ 1.70 B 0.69 2.05 5.36 Grand Theft Auto NBA 2K series Zynga USA ZNGA $4.59 B 5.08 2.24 N/A Farmville, Facebook Games Electronic Arts USA EA $8.70 B 2.42 4.41 N/A EA SPORTS Madden NFL Battlefield Activision Blizzard USA ATVI $ 14.54 B 3.15 2.18 20.55 Call of Duty Skylanders World of Warcraft Average 2.4 2.8 20.1 Figures sourced from Yahoo Finance on March 3 , 2014

Investment Summary

- **Recent Launch**. *Timeless Gems* released in the highly lucrative "match-3" game genre.
- **Licensed-Brand Relationships**. Agreement with General Mills. Other strategic licensed-brand relationships will be publicly announced shortly.
- **Diverse Product Line**: Licensed-brand, proprietary Soul and Vibe IPs, and lucrative "Pick-Up" acquisitions.
- **Multiple Revenue Mechanisms**. Monetized content, multi-platform support, and cross-platform play maximizes profits.
- **Strong Team**: CEO has 23+ years in the industry and has launched over 200 games. World class Strategic Advisory Board members.
- **Industry Growth**: Digital game market is projected to reach $82 billion by 2015.
- **Microsoft Relationship**: One of only 60 companies licensed to publish for Microsoft's Xbox platform.
- **Sony Relationship**: Developer and publisher for Sony's PlayStation platform.

TICKER: SOUL
CONFIDENTIAL: This document contains proprietary trade secrets of Soul and Vibe Interactive Inc. © 2014 Soul and Vibe Interactive Inc.
Soul and Vibe is a registered trademark of Soul and Vibe Entertainment, LLC and is used under license. All rights reserved.
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TICKER: SOUL CONFIDENTIAL: This document contains proprietary trade secrets of Soul and Vibe Interactive Inc. © 2014 Soul and Vibe Interac tiv e Inc. Soul and Vibe is a registered trademark of Soul and Vibe Entertainment, LLC and is used under license. All rights reserved. Newsletter 33

Contact Information 34 Soul and Vibe Interactive Inc. 1660 South Hwy 100, Suite 500 St. Louis Park, MN 55416 Telephone: (763) 400 - 8040 www.soulandvibe.com Investor Relations Contact: Andrew Haag IRTH Communication Phone : + 1 - 866 - 976 - IRTH (4784) soul@irthcommunications.com Legal Counsel: Richard Friedman Sichenzia Ross Friedman Ference Phone : 212 - 930 - 9700 Auditor: Jeff Jones & Catherine Watts HJ & Associates Phone : 801 - 328 - 4408